UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 8, 2014
XTRALINK ENERGY CORP.
(Exact name of registrant as specified in its charter)
Nevada	000-54508	27-3187919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
245 East Liberty Street, Suite 200, Reno, Nevada		89501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		1-702-637-6144
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The Registrant currently holds a license for proprietary oxygen enriched water technology and has established a sub-licensor and potential joint venture partnership.  The Registrants intends to expand its scope of business to shale oil exploration in Peru.  The Registrant intends on acquiring 85% share of a Peruvian company with existing rights to exploit, mine, market, light crude over a 6,000 square kilometer designated shale property.

On July 8, 2014, the Registrant entered into a Consulting Service Agreement with Magnum Group International Inc. (“MGI”) to assist in the acquisition of an 85% share of a Peruvian company for consideration of a $ 175,000 fee payable upon completion of the acquisition. The fee shall cover expenditures made by MGI incurred during the negotiation process and deemed necessary for an acquisition to materialize. MGI has incurred such expenses voluntarily and the Registrant is not required to reimburse these expenses unless the acquisition has materialized. The terms of the agreement provides that the acquisition must be made prior to December 31, 2014.  In the event that the acquisition is not made, the agreement shall be terminated unless both parties agree to an extension in time.

The Registrant intends on raising sufficient working capital to fund the acquisition and the fee payable to MGI through shareholder loans and private placements.  There can be no assurance that such funds will be raised or the acquisition will materialize.

Item 3.03	Material Modification to Rights of Security Holders

On July 8, 2014, the Registrant established a Preferred Stock class with an authorized capital of Five Million (5,000,000).  Each Preferred Stock is entitled to one hundred (100) votes. The Registrant’s existing Common Stock class is entitled to one (1) vote.

The Registrant’s President, Mr. Sale previously held 25,010,000 Common Stock representing 70% of outstanding stock. On July 8, 2014, Mr. Sale converted 1,000,000 of his Common Stock to 1,000,000 Preferred Stock.  Both Preferred and Common Stock have a par value of $ 0.0001 and the conversion price was deemed at par value.  The conversion allows Mr. Sale to hold 24,010,000 Common Stock representing 67% of outstanding stock and corresponding number of votes and 1,000,000 Preferred Stock with 100,000,000 votes.  The conversion of Mr. Sale’s Common Stock to Preferred Stock was approved by majority vote.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Change in Registrant Name

On July 8, 2014, the Shareholders of the Registrant approved the change of the Registrant name from Xtralink Corp. to Xtralink Energy Corp. to reflect the Registrant’s intended course of business.

Change in Authorized Capital

On July 8, 2014, the shareholders of the Registrant approved an amendment to the Registrant’s Articles of Incorporation and Bylaws to change the number of the authorized capital of common stock of the Registrant from Two Hundred Million (200,000,000) to One Hundred Ninety Five Million (195,000,000), par value of $ 0.0001.  Each common stock has one (1) vote. The shareholders of the Registrant also approved the establishment of a Preferred Stock class with an authorized capital of Five Million (5,000,000), par value of $ 0.0001. Each Preferred Stock has one hundred (100) votes.

A copy of the Amendment to Articles of Incorporation of the Registrant as filed with the Nevada Secretary of State on July 9, 2014, is attached hereto as Exhibit 3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                                           Description

3(i)	Amendment to Articles of Incorporation as filed with the Nevada Secretary of State on July 9, 2014.
3(ii)	Amended Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTRALINK CORP.
/s/ Maurice Sale
Maurice Sale
President, CEO, CFO, and Director
Date:	July 14, 2014